Fidelity Bond Policy

$67.5 million policy

(allocation based on each fund’s coverage requirements under Rule 17g-1)

		Gross Assets 6/30/2013	Required Coverage
	Allianz Funds:
1	AllianzGI U.S. Managed Volatility Fund	55,101,450	400,000
2	AllianzGI International Managed Volatility Fund	80,587,113	450,000
3	AllianzGI Emerging Markets Opportunities Fund	131,477,411	600,000
4	AllianzGI Income & Growth Fund	1,359,886,355	1,250,000
5	AllianzGI Opportunity Fund	113,202,643	525,000
6	AllianzGI NFJ Dividend Value Fund	8,581,027,682	2,500,000
7	AllianzGI NFJ International Value Fund	3,023,704,870	2,100,000
8	AllianzGI NFJ Large-Cap Value Fund	697,133,748	900,000
9	AllianzGI NFJ Small-Cap Value Fund	7,622,099,139	2,500,000
10	AllianzGI NFJ All-Cap Value Fund	24,333,403	300,000
11	AllianzGI NFJ Mid-Cap Value Fund	711,777,502	1,000,000
12	AllianzGI Focused Growth Fund	473,331,979	900,000
13	AllianzGI Global Commodity Equity Fund	41,843,706	1,000,000
14	AllianzGI Global Small-Cap Fund	104,766,380	525,000
15	AllianzGI Large-Cap Growth Fund	172,209,495	600,000
16	AllianzGI Mid-Cap Fund	315,173,734	750,000
17	AllianzGI Wellness Fund	133,501,939	525,000
18	AllianzGI Technology Fund	1,136,629,336	1,250,000

	AllianzGI Money Market Fund	59,253,806	400,000

	AllianzGI Managed Accounts Trust:
1	Fixed Income SHares: Series C	3,649,223,698	2,500,000
2	Fixed Income SHares: Series M	4,395,637,432	2,500,000
3	Fixed Income SHares: Series R	530,494,831	1,000,000
4	Fixed Income SHares: Series TE	50,471,650	350,000

	AGIFM Sponsored Closed-End Funds:
1	PIMCO Municipal Income Fund	502,494,338	900,000
2	PIMCO New York Municipal Income Fund	130,443,244	600,000
3	PIMCO California Municipal Income Fund	399,927,591	750,000
4	PIMCO Municipal Income Fund II	1,062,675,127	1,250,000
5	PIMCO New York Municipal Income Fund II	192,955,966	600,000
6	PIMCO California Municipal Income Fund II	426,967,752	900,000
7	PIMCO Municipal Income Fund III	517,849,152	900,000
8	PIMCO New York Municipal Income Fund III	81,824,663	525,000
9	PIMCO California Municipal Income Fund III	336,129,399	750,000
10	PIMCO Corporate & Income Strategy Fund	840,214,173	1,000,000
11	PIMCO Corporate & Income Opportunity Fund	1,527,476,011	1,500,000
12	PIMCO High Income Fund	1,371,971,396	1,500,000
13	PIMCO Global StocksPLUS & Income Fund	244,840,802	750,000
14	PIMCO Income Strategy Fund	395,571,134	750,000
15	PIMCO Income Strategy Fund II	796,209,382	1,000,000
16	PIMCO Income Opportunity Fund	674,159,209	900,000
17	PIMCO Dynamic Credit Income Fund	4,121,522,927	2,500,000
18	PIMCO Dynamic Income Fund	2,668,423,270	1,900,000
19	PCM Fund, Inc.	214,417,616	600,000
20	PIMCO Strategic Global Government Fund, Inc.	1,606,328,413	1,250,000

21	AllianzGI Convertible & Income Fund	1,096,727,495	1,250,000
22	AllianzGI Convertible & Income Fund II	841,456,175	1,000,000
23	AllianzGI NFJ Dividend, Interest & Premium Strategy Fund	1,724,868,154	1,500,000
24	AllianzGI International & Premium Strategy Fund	99,458,693	525,000
25	AllianzGI Equity & Convertible Income Fund	467,650,861	900,000
26	AllianzGI Global Equity & Convertible Income Fund	111,428,618	525,000

	Allianz Funds Multi-Strategy Trust:
1	AllianzGI Global Water Fund	179,228,162	600,000
2	AllianzGI Disciplined Equity Fund	48,344,302	400,000
3	AllianzGI China Equity Fund	3,824,433	150,000
4	AllianzGI Redwood Fund	8,766,066	200,000
5	AllianzGI Short Duration High Income Fund	428,154,845	750,000
6	AllianzGI International Small-Cap Fund	97,704,589	525,000
7	AllianzGI Behavioral Advantage Large Cap Fund	40,288,419	350,000
8	AllianzGI NFJ Global Dividend Value Fund	67,885,032	400,000
9	AllianzGI NFJ International Value II Fund	3,797,318	150,000
10	AllianzGI NFJ International Small-Cap Value Fund	9,082,632	200,000
11	AllianzGI Retirement 2015 Fund	23,124,789	300,000
12	AllianzGI Retirement 2020 Fund	33,008,078	200,000
13	AllianzGI Retirement 2030 Fund	38,657,725	350,000
14	AllianzGI Retirement 2040 Fund	24,536,525	200,000
15	AllianzGI Retirement 2050 Fund	11,356,145	200,000
16	AllianzGI Retirement 2025 Fund	31,752,050	200,000
17	AllianzGI Retirement 2035 Fund	26,132,465	350,000
18	AllianzGI Retirement 2045 Fund	10,819,626	200,000
19	AllianzGI Retirement 2055 Fund	4,188,144	150,000
20	AllianzGI Retirement Income Fund	29,910,768	300,000
21	AllianzGI Global Growth Allocation Fund	8,347,744	300,000
22	AllianzGI Global Allocation Fund	202,983,638	600,000
23	AllianzGI Convertible Fund	1,599,948,805	1,500,000
24	AllianzGI High Yield Bond Fund	375,337,664	750,000
25	AllianzGI U.S. Emerging Growth Fund	33,943,330	300,000
26	AllianzGI Micro Cap Fund	36,089,510	300,000
27	AllianzGI Ultra Micro Cap Fund	55,008,632	300,000
28	AllianzGI Global Managed Volatility Fund	16,955,556	225,000
29	AllianzGI Dynamic Emerging Multi-Asset Fund	4,634,421	175,000
30	AllianzGI Multi-Asset Real Return Fund	5,097,857	175,000
31	AllianzGI U.S. Equity Hedged Fund	4,791,522	150,000
32	AllianzGI Structured Alpha Fund	8,234,150	200,000
33	AllianzGI NFJ Emerging Markets Value Fund	6,408,527	175,000

	Premier Multi-Series VIT:
	NFJ Dividend Value Portfolio	94,573,948	525,000

		Total	63,200,000